UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 21, 2005

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to a delegation by the Compensation and Management Development Committee of the Board of Directors of Amgen Inc. (the “Company”), on November 21, 2005, the Company amended the Amgen Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005) (the “Plan”). A description and the form of this amendment follow below.

Second Amendment to the Plan

The Plan was amended to incorporate certain 2005 transition rules permitted by the Internal Revenue Service (the “IRS”) under Section 409A of the Internal Revenue Code of 1986, as amended.

Under the first transition rule, a participant may elect to revoke his or her participation in the Plan no later than December 31, 2005. If the participant elects to revoke participation, the participant’s deferrals, as adjusted for earnings, will be distributed and included in the participant’s taxable income in 2005. In addition, any outstanding deferral election the participant has on file for 2005, including any 2005 bonus payable in early 2006, will be cancelled. This special transition rule does not permit participants to receive a distribution of any amounts in their Plan accounts attributable to Company contributions.

The second transition rule incorporated in the Plan was added to reflect the Plan’s operation under a special rule for 2005 deferral elections made on or before March 15, 2005. Pursuant to the transition rule, participants were permitted to revoke or revise prior 2005 deferral elections that were intended to become effective when the participant could no longer make deferrals into the Amgen Retirement Savings Plan because of IRS limits. Participants were permitted to revoke or revise their previously-elected deferral amount or to elect a specified date in 2005 for the election to take effect.

The amendment also added a provision that allows participants to make separate distribution elections for each year’s deferrals under the Plan, effective January 1, 2005. Participants are also permitted to make a separate distribution election that will apply to all deferrals made under the Plan prior to January 1, 2005. Distribution elections for 2005 and prior deferrals must be made during the period specified by the Plan administrator, but no later than December 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
10.1	Second Amendment to the Amgen Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: November 21, 2005	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Second Amendment to the Amgen Nonqualified Deferred Compensation Plan, (As Amended and Restated Effective January 1, 2005).